                                                                      EXHIBIT 99

     Heller Financial Reports Operating Earnings in Line With Expectations
    ----------------------------------------------------------------------


     Chicago--(April 19, 2001)--Heller Financial, Inc. (NYSE: HF) today reported operating net income of $76 million and diluted operating earnings per share of $0.70, up from $0.66 per share in the fourth quarter of 2000, meeting consensus estimates. Operating earnings exclude the Company's one-time charge of $8 million, net of tax, related to the previously announced discontinuation of the origination of Small Business Administration loans and a one-time charge of $4 million, net of tax, related to the adoption of the new accounting standard for derivatives. Operating earnings per share for the first quarter of 2001 were equal to the first quarter of the prior year, which was a very strong quarter for the Company.

     "In the difficult environment we now face, we are pleased to deliver earnings in line with our plan. Our focus remains on doing quality business that is appropriately priced," said Chairman and Chief Executive Officer Richard J. Almeida. "Moreover, we remain well positioned with strong backlogs and a solid portfolio as we enter the second quarter of 2001."

     Highlights included:
     Operating revenues for the quarter were $253 million. Heller's operating margin was 5.9% for the quarter, up from 5.7% in the fourth quarter of 2000 but down from 6.6% in the first quarter of 2000 which included higher net investment gains. Net interest income totaled $154 million. Net interest margin was 3.6% for the quarter, down from 3.7% for the first and fourth quarters of 2000 due to continued growth in operating leases and increased funding credit spreads.

     Fees and other income, which includes net investment gains and recurring fee income, totaled $71 million and was up 18% over the fourth quarter of 2000, but lower than the first quarter of the prior year.

     New business volume, which totaled $1.1 billion for the quarter, was strongest in health care, real estate and asset based finance. Consistent with the fourth quarter, the Company again sold assets of $300 million in to an asset-backed commercial paper financing vehicle as a more cost-effective funding source. As a result of asset sales and seasonal activity in the Company's European factoring portfolio, managed assets were $18.6 billion, down modestly compared to year-end. In comparison to the first quarter of 2000, managed assets grew 11%.

     Credit quality in Heller's portfolio remained in line with targets. Net writedowns totaled $31 million during the quarter, 0.8% of average lending assets. Heller's nonearning assets increased slightly to 2.1% of total lending assets, at the bottom end of Heller's target range of 2% to 4%. The Company's loan loss reserve totals 2.2% of receivables.

     Operating expenses totaled $111 million for the first quarter, and were essentially flat compared to the fourth quarter of 2000 and down $6 million from the first quarter of 2000. Heller's efficiency ratio was 44% for the first quarter of 2001, equal to the fourth quarter of 2000, and lower than the 45% level of the first quarter of 2000.

     "The continued performance of our portfolio confirms the credit strategies and disciplines that we have put in place over the last decade," said Almeida. "Our business fundamentals are strong, our pipelines are solid. While we are cautious about the current economic environment, we still feel confident that we can continue to deliver on our commitments to our shareholders."

     Heller Financial, Inc., is a worldwide commercial finance company providing a broad range of sophisticated, collateralized financing solutions. With $20 billion in total assets, Heller offers equipment financing and leasing, sales finance programs, collateral and cash flow-based financing, financing for healthcare companies and financing for commercial real estate. The company also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia and Latin America. Heller's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. Heller can be found on the World Wide Web at http://www.hellerfinancial.com.

     The statements made by the Company in this news release may include certain forward-looking statements that reflect the Company's current expectations regarding its future growth, results and performance. These forward-looking statements are subject to a variety of risks and uncertainties, which could cause the Company's future growth, results and performance to differ materially from those expressed in, or implied by, these statements. Information concerning these risks and uncertainties is contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)


                                    ASSETS





                                                    March 31,    December 31,
                                                      2001          2000
                                                    ---------    -----------
                                                   (unaudited)    (audited)
Cash and cash equivalents.......................... $ 1,260       $   732

Receivables........................................  15,195        15,966
 Less: Allowance for losses of receivables.........     339           342
                                                    -------       -------

    Net receivables................................  14,856        15,624

Investments........................................   1,637         1,550
Operating leases...................................     655           695
Investments in international joint ventures........     211           216
Lending and real estate partnerships...............     328           267
Goodwill...........................................     448           458
Other assets.......................................     606           519
                                                    -------       -------

    Total assets................................... $20,001       $20,061
                                                    =======       =======

                     LIABILITIES AND STOCKHOLDERS'.EQUITY
Senior debt
  Commercial paper and short-term borrowings....... $ 4,138       $ 5,127
  Notes and debentures.............................  11,595        10,525
                                                    -------       -------

    Total senior debt..............................  15,733        15,652

Credit balances of factoring clients...............     827           982
Other payables and accruals........................     846           840
                                                    -------       -------

    Total liabilities..............................  17,406        17,474

Minority interest..................................      13            12

Stockholders' equity
  Preferred stock..................................     400           400

  Common stockholders' equity......................   2,182         2,175
                                                    -------       -------

    Total stockholders' equity.....................   2,582         2,575
                                                    -------       -------

    Total liabilities and stockholders' equity..... $20,001       $20,061
                                                    =======       =======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)
                                  (unaudited)


                                                             March 31,        December 31,      March 31,
                                                               2001              2000             2000
                                                               -----             -----            -----
Interest Income...................................             $ 403             $ 434            $ 361

Interest Expense..................................               249               272              215
                                                               -----             -----            -----

 Net interest income..............................               154               162              146

Fees and other income.............................                71                60               88

Factoring commissions.............................                16                20               17

Income of international joint ventures............                12                10               10
                                                               -----             -----            -----

 Operating revenues...............................               253               252              261

Operating expenses................................               111               110              117

Small Business Finance charge.....................                12                 -                -

Provision for losses..............................                31                40               30
                                                               -----             -----            -----

 Income before income taxes and minority interest                 99               102              114
  interest........................................

Income tax provision..............................                31                31               38

Minority interest.................................                 -                 -                1
                                                               -----             -----            -----

 Net income before cumulative effect of a change
  in accounting principle.......................               $  68             $  71            $  75
                                                               =====             =====            =====


 Cumulative effect of a change in accounting                   $   4             $  -             $  -
  principle.......................................             =====             =====            =====

 Dividends on preferred stock.....................             $   7             $   7            $   7
                                                               =====             =====            =====

  Net income applicable to common stock...........             $  57             $  64            $  68
                                                               =====             =====            =====

  Basic net income applicable to common stock per
   share (1)......................................             $0.59             $0.66            $0.70
                                                               =====             =====            =====

  Diluted net income applicable to common stock
   per share (1)......................................         $0.58             $0.66            $0.70
                                                               =====             =====            =====

   Diluted net income applicable to common
    stock per share, adjusted for Small Business
    Finance charge and cumulative effect of a
    change in accounting principle (1) (2)........             $0.70             $0.66            $0.70
                                                               =====             =====            =====

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                                  (unaudited)

SELECTED DATA AND RATIOS                                      Three Months Ended
(dollars in millions)                              March 31,      December 31,     March 31,
                                                     2001             2000           2000
                                                     ----             ----           -----
Profitability:
--------------

Net income applicable to common stock per
 share, adjusted for Small Business Finance
 charge and cumulative effect of a change in
 accounting principle (1) (2):
  Basic                                             $0.71           $0.66           $0.70
  Diluted                                            0.70            0.66            0.70

Net income applicable to common stock per
 share (1):
  Basic                                             $0.59           $0.66           $0.70
  Diluted                                            0.58            0.66            0.70

Return on average common stockholders'
 equity (3)                                          10.6%           11.8%           13.9%

Return on average common stockholders'
  equity, adjusted for Small Business Finance
   charge and cumulative effect of change in
   accounting principle (2) (3)                      12.8             11.8            13.9

Return on AFE (4)                                     1.5              1.6             1.9

Return on AFE, adjusted for Small Business
 Finance charge and cumulative effect of
 change in accounting principle (2)(4)                1.8              1.6             1.9

Net interest income as a percentage of
 AFE (4)                                              3.6              3.7             3.7

Non-interest operating revenues as a
 percentage of AFE (4)                                2.3              2.0             2.9

Total operating revenues as a percentage of
 AFE (4)                                              5.9              5.7             6.6

Operating expenses as a percentage of
 AFE (4)                                              2.6              2.5             3.0

Operating expenses to operating revenues             43.9             43.7            44.8

Operating expenses to AMA (5)                         2.4              2.4             2.9

Gross writedowns                                    $  44            $  40           $  26

Gross recoveries                                    $  13            $   3           $   3

                                                                 Three Months Ended
                                                      March 31,     December 31,     March 31,
                                                        2001            2000           2000
                                                        ----            ----           ----
Credit Quality:
---------------
Ratio of earning loans delinquent 60 days or more
to receivables                                          1.7%            1.7%           1.6%

Ratio of total nonearning assets to total lending
assets                                                  2.1%            1.9%           1.6%

Ratio of net writedowns to average lending assets
(annualized)                                            0.81%           0.93%          0.62%

Ratio of allowance for losses of receivables to
receivables                                             2.2%            2.1%           2.1%

Ratio of allowance for losses of receivables to
nonearning receivables                                  115%            120%           151%

                                                                 Three Months Ended
                                                      March 31,     December 31,     March 31,
                                                        2001            2000           2000
                                                        ----            ----           ----
Leverage:
---------
Ratio of debt (net of short-term investments) to
total stockholders' equity                              5.7x            5.9x           5.9x

Ratio of commercial paper and short-term
borrowings to total debt                                 26%             33%            34%

Other: (dollars in millions)
------

Total lending assets and investments                 $18,047         $18,716        $17,397

Total lending assets                                  15,216          15,988         15,036

Average lending assets                                15,602          15,785         14,928

Total common stockholders' equity                      2,182           2,175          1,988

Average common stockholders' equity                    2,179           2,150          1,968

Funds employed (4)                                    17,220          17,734         16,522

Average funds employed (4)                            17,333          17,577         15,862

Managed assets (5)                                    18,633          18,877         16,772

Average managed assets (5)                            18,755          18,493         16,435

(1) Based on 96,999,195 basic and 97,972,427 diluted weighted average shares of common stock outstanding for the quarter ended March 31, 2001. The diluted weighted average shares as of March 31, 2001, include the effect of 5.2 million stock options issued to management of the Company.
(2) In February 2001, we ceased originations of Small Business Administration loans through Small Business Finance. In conjunction with this decision, we have incurred a one-time charge of $8 million, net of tax, primarily for severance and facility related costs.
(3) Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.
(4) Funds employed include lending assets and investments, less credit balances of factoring clients.
(5) Managed assets include funds employed plus receivables previously securitized or sold, for which we hold securities giving us an economic interest in the performance of these assets. This amount excludes assets for which we merely retain servicing responsibilities and for which we are paid a fee at a market rate for providing such servicing.

LENDING ASSETS AND INVESTMENTS
                                              March 31,     December 31,     March 31,
BY BUSINESS SEGMENT                             2001            2000           2000
                                               -------        -------         -------
(dollars in millions)

Domestic Commercial Finance Segment
  Corporate Finance                            $ 4,952        $ 5,225         $ 5,361
  Leasing Services                               4,344          4,434           3,827
  Real Estate Finance                            2,867          2,766           2,461
  Healthcare Finance                             1,625          1,563           1,107
  Small Business Finance*                        1,333          1,440           1,392
  Other                                            401            387             492
                                               -------        -------         -------
Total Domestic Commercial Finance Segment      $15,522        $15,815         $14,640
International Factoring and Asset Based
  Finance Segment                                2,525          2,901           2,757
                                               -------        -------         -------
Total lending assets and investments           $18,047        $18,716         $17,397
                                               =======        =======         =======

* In February 2001, we ceased originations of Small Business Administration loans through Small Business Finance.

FEES AND OTHER INCOME
(dollars in millions)                                        Three Months Ended
                                               March  31,       December 31,       March 31,
                                                  2001              2000             2000
                                                  ----              ----             ----

Factoring commissions                            $  16             $  20             $  17
Income of international joint ventures              12                10                10
Fees and other income:
 Investment and asset sale income**                 48                37                64
 Fee income and other                               23                23                24
                                                 -----             -----             -----
   Total fees and other income                   $  71             $  60             $  88
                                                 -----             -----             -----
   Total non-interest income                     $  99             $  90             $ 115
                                                 =====             =====             =====

** Includes gains on securitizations and loans sales, net investment income and gains, equipment residual gains and participation income.